Exhibit 99.1
PRESS RELEASE

FTAI Infrastructure Inc. Reports First Quarter 2026 Results, Declares Dividend of $0.03 per Share of Common Stock

NEW YORK, May 7, 2026 (GLOBE NEWSWIRE) -- FTAI Infrastructure Inc. (NASDAQ:FIP) (the “Company” or “FTAI Infrastructure”) today reported financial results for the first quarter 2026. The Company’s consolidated comparative financial statements and key performance measures are attached as an exhibit to this press release.
Business Highlights
•Announced agreement on April 30, 2026, to sell Long Ridge to MARA Holdings, Inc. for $1.52 billion transaction value.
•At closing of the sale, FIP will immediately eliminate $1.16 billion of Long Ridge debt and use net proceeds to repay approximately $300 million of debt at the FIP parent level, resulting in lower interest expense and higher free cash flow going forward.
•Reported $70.6 million of Adjusted EBITDA for the first quarter of 2026.
•Long Ridge first quarter results were impacted by a 25-day planned outage of the power plant for scheduled maintenance; excluding the impact of the outage, Adjusted EBITDA for FIP would have exceeded $80 million for Q1 and would have represented a new quarterly record.
•Strong performance from rail segment and Jefferson, while Repauno phase two expansion continued on plan for early 2027 operational commencement.

Financial Overview

(in thousands, except per share data)
Selected Financial Results	Q1’26
Net Loss Attributable to Stockholders, Before Series B Preferred Stock Dividend and Loss on Extinguishment of Preferred Stock	$(150,172)
Basic and Diluted Loss per Share of Common Stock	$(1.32)
Adjusted EBITDA (1)	$70,592
Adjusted EBITDA - Four core segments (1)(2)	$78,760
_______________________________
(1)For definitions and reconciliations of non-GAAP measures, please refer to the exhibit to this press release.
(2)Excludes Sustainability and Energy Transition and Corporate and Other segments.
First Quarter 2026 Dividends
On May 7, 2026, the Company’s Board of Directors (the “Board”) declared a cash dividend on its common stock of $0.03 per share for the quarter ended March 31, 2026, payable on June 12, 2026 to the holders of record on May 18, 2026.
Additional Information
For additional information that management believes to be useful for investors, please refer to the presentation posted on the Investor Relations section of the Company’s website, www.fipinc.com, and the Company’s Quarterly Report on Form 10-Q, when available on the Company’s website. Nothing on the Company’s website is included or incorporated by reference herein.
Conference Call
In addition, management will host a conference call on Friday, May 8, 2026 at 8:00 A.M. Eastern Time. The conference call may be accessed by registering via the following link https://dpregister.com/sreg/10207794/103afb4fca0. Once registered, participants will receive a dial-in and unique pin to access the call.

A simultaneous webcast of the conference call will be available to the public on a listen-only basis at https://www.fipinc.com. Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the internet broadcast.
A replay of the conference call will be available after 11:30 A.M. on Friday, May 8, 2026 through 11:30 A.M. on Friday, May 15, 2026 on https://ir.fipinc.com/news-events/events.
The information contained on, or accessible through, any websites included in this press release is not incorporated by reference into, and should not be considered a part of, this press release.
About FTAI Infrastructure Inc.
FTAI Infrastructure primarily invests in critical infrastructure with high barriers to entry across the rail, ports and terminals, and power and gas sectors that, on a combined basis, generate strong and stable cash flows with the potential for earnings growth and asset appreciation. FTAI Infrastructure is externally managed by an affiliate of Fortress Investment Group LLC, a leading, diversified global investment firm.
Cautionary Note Regarding Forward-Looking Statements
Certain statements in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond the Company’s control. The Company can give no assurance that its expectations will be attained and such differences may be material. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available on the Company’s website (www.fipinc.com). In addition, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or change in events, conditions or circumstances on which any statement is based. This release shall not constitute an offer to sell or the solicitation of an offer to buy any securities.
For further information, please contact:
Alan Andreini
Investor Relations
FTAI Infrastructure Inc.
(646) 734-9414
aandreini@ftaiaviation.com

Exhibit - Financial Statements
FTAI INFRASTRUCTURE INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(Dollar amounts in thousands, except share and per share data)

	Three Months Ended March 31,
	2026	2025
Revenues
Total revenues	$188,364	$96,161

Expenses
Operating expenses	120,394	67,045
General and administrative	3,554	5,113
Acquisition and transaction expenses	6,820	3,515
Management fees and incentive allocation to affiliate	4,092	2,542
Depreciation and amortization	50,691	25,012
Total expenses	185,551	103,227

Other income (expense)
Equity in (losses) earnings of unconsolidated entities	(518)	5,314
(Loss) gain on sale of assets, net	(566)	119,828
Loss on modification or extinguishment of debt	(45,914)	(7)
Interest expense	(82,487)	(43,112)
Other income	2,984	3,693
Total other (expense) income	(126,501)	85,716
(Loss) income before income taxes	(123,688)	78,650
Provision for (benefit from) income taxes	3,523	(41,514)
Net (loss) income	(127,211)	120,164
Less: Net loss attributable to non-controlling interests in consolidated subsidiaries - common stockholders	(14,260)	(11,401)
Less: Preferred dividends and accretion on redeemable non-controlling interests	37,221	—
Less: Dividends and accretion of redeemable preferred stock	—	21,841
Net (loss) income attributable to stockholders, before series B preferred stock dividend and loss on extinguishment of preferred stock	$(150,172)	$109,724

Net (loss) income attributable to common stockholders	$(154,525)	$108,257

(Loss) earnings per share:
Basic	$(1.32)	$0.95
Diluted	$(1.32)	$0.89
Weighted average shares outstanding:
Basic	116,689,474	114,101,860
Diluted	116,689,474	122,758,859

FTAI INFRASTRUCTURE INC.
CONSOLIDATED BALANCE SHEETS
(Dollar amounts in thousands, except share and per share data)

	(Unaudited)
	March 31, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$37,860	$57,351
Restricted cash and cash equivalents	189,571	268,595
Accounts receivable, net	97,368	95,388
Other current assets	72,778	62,677
Total current assets	397,577	484,011
Leasing equipment, net	36,178	36,570
Operating lease right-of-use assets, net	149,274	133,493
Property, plant, and equipment, net	4,576,463	4,581,771
Investments	21,726	22,243
Intangible assets, net	42,170	43,173
Goodwill	365,703	365,703
Other assets	99,441	81,697
Total assets	$5,688,532	$5,748,661

Liabilities
Current liabilities:
Accounts payable and accrued liabilities	$251,870	$280,707
Debt, net	25,433	65,438
Operating lease liabilities	11,090	9,108
Derivative liabilities	50,290	34,381
Other current liabilities	23,039	20,363
Total current liabilities	361,722	409,997
Debt, net	3,787,717	3,708,735
Operating lease liabilities	85,484	71,000
Derivative liabilities	158,648	189,116
Warrant liabilities	82,506	81,599
Deferred income tax liabilities	301,831	300,231
Other liabilities	90,562	44,000
Total liabilities	4,868,470	4,804,678

Commitments and contingencies	—	—

Redeemable convertible preferred stock Series B ($0.01 par value per share; 200,000,000 total preferred shares authorized; 160,000 and 160,000 Series B shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively; redemption amount of $192.0 million and $192.0 million at March 31, 2026 and December 31, 2025, respectively)	152,642	152,642
Redeemable preferred stock Series A RailCo - Non-controlling interest (zero par value per share; 1,000,000 total preferred shares authorized; 1,000,000 Series A - RailCo shares issued and outstanding as of March 31, 2026 and December 31, 2025; redemption amount of $1.4 billion and $1.4 billion at March 31, 2026 and December 31, 2025, respectively)	970,516	937,578

Equity
Common stock ($0.01 par value per share; 2,000,000,000 shares authorized; 118,163,555 and 116,294,461 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively)	1,182	1,163
Additional paid in capital	589,593	623,771
Accumulated deficit	(625,943)	(512,992)
Accumulated other comprehensive loss	(87,295)	(90,618)
Stockholders' equity	(122,463)	21,324
Non-controlling interest in equity of consolidated subsidiaries	(180,633)	(167,561)
Total equity	(303,096)	(146,237)
Total liabilities, redeemable preferred stock and equity	$5,688,532	$5,748,661

FTAI INFRASTRUCTURE INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(Dollar amounts in thousands, unless otherwise noted)

	Three Months Ended March 31,
	2026	2025
Cash flows from operating activities:
Net (loss) income	$(127,211)	$120,164
Adjustments to reconcile net loss to net cash used in operating activities:
Equity in losses (earnings) of unconsolidated entities	518	(5,314)
Gain on sale of subsidiaries	—	(119,952)
Loss on modification or extinguishment of debt	45,914	7
Equity-based compensation	10,978	1,253
Depreciation and amortization	50,691	25,012
Change in deferred income taxes	1,600	(41,827)
Amortization of deferred financing costs	3,876	2,908
Amortization of bond discount	12,155	1,892
Amortization of other comprehensive income	(10,236)	(1,588)
Other	3,293	105
Change in:
Accounts receivable	(2,002)	91
Other assets	(19,570)	(4,402)
Accounts payable and accrued liabilities	(38,458)	1,927
Derivative liabilities	—	(66,713)
Other liabilities	(925)	786
Net cash used in operating activities	(69,377)	(85,651)

Cash flows from investing activities:
Investment in unconsolidated entities	(7,180)	(6,943)
Acquisition of business, net of cash acquired	—	226,628
Acquisition of property, plant and equipment	(46,476)	(66,529)
Proceeds from investor loan	—	11,001
Proceeds from sale of property, plant and equipment	8,901	142
Net cash (used in) provided by investing activities	(44,755)	164,299

Cash flows from financing activities:
Proceeds from debt, net	1,309,459	28,237
Repayment of debt	(1,320,223)	—
Payment of financing costs	(11,525)	(1,270)
Proceeds from financing obligation	50,000	—
Repayment of financing obligation	(366)	—
Cash dividends - common stock	(3,545)	(3,443)
Cash dividends - redeemable preferred stock	—	(25,516)
Cash dividends - redeemable preferred stock - NCI	(5,000)	—
Settlement of equity-based compensation	(2,823)	(545)
Distributions to non-controlling interests	(360)	—
Net cash provided by (used in) financing activities	15,617	(2,537)

Net (decrease) increase in cash and cash equivalents and restricted cash and cash equivalents	(98,515)	76,111
Cash and cash equivalents and restricted cash and cash equivalents, beginning of period	325,946	147,296
Cash and cash equivalents and restricted cash and cash equivalents, end of period	$227,431	$223,407

Key Performance Measures
The Chief Operating Decision Maker (“CODM”) utilizes Adjusted EBITDA as our key performance measure.
Adjusted EBITDA provides the CODM with the information necessary to assess operational performance, as well as make resource and allocation decisions. Adjusted EBITDA is defined as net income (loss) attributable to stockholders, before series B preferred stock dividend and loss on extinguishment of preferred stock, adjusted (a) to exclude the impact of provision for (benefit from) income taxes, equity-based compensation expense, acquisition and transaction expenses, gains (losses) on the modification or extinguishment of debt and capital lease obligations, changes in fair value of non-hedge derivative instruments, asset impairment charges, incentive allocations, depreciation and amortization expense, interest expense, interest and other costs on pension and other pension expense benefits (“OPEB”) liabilities, dividends and accretion of redeemable preferred stock, and other non-recurring items, (b) to include the impact of our pro-rata share of Adjusted EBITDA from unconsolidated entities, and (c) to exclude the impact of equity in earnings (losses) of unconsolidated entities and the non-controlling share of Adjusted EBITDA.
The following table sets forth a reconciliation of net (loss) income attributable to stockholders, before series B preferred stock dividend and loss on extinguishment of preferred stock to Adjusted EBITDA for the three months ended March 31, 2026 and 2025:

	Three Months Ended March 31,		Change
(in thousands)	2026	2025
Net (loss) income attributable to stockholders, before series B preferred stock dividend and loss on extinguishment of preferred stock	$(150,172)	$109,724	$(259,896)
Add: Provision for (benefit from) income taxes	3,523	(41,514)	45,037
Add: Equity-based compensation expense	10,978	1,253	9,725
Add: Acquisition and transaction expenses	6,820	3,515	3,305
Add: Losses on the modification or extinguishment of debt and capital lease obligations	45,914	7	45,907
Add: Changes in fair value of non-hedge derivative instruments	558	—	558
Add: Asset impairment charges	—	—	—
Add: Incentive allocations	—	—	—
Add: Depreciation and amortization expense (1)	41,688	24,657	17,031
Add: Interest expense	82,487	43,112	39,375
Add: Pro-rata share of Adjusted EBITDA from unconsolidated entities (2)	(518)	4,500	(5,018)
Add: Dividends and accretion of redeemable preferred stock	37,221	21,841	15,380
Add: Interest and other costs on pension and OPEB liabilities	(180)	(265)	85
Add: Other non-recurring items (3)	2,661	1,035	1,626
Less: Equity in losses (earnings) of unconsolidated entities	518	(5,314)	5,832
Less: Non-controlling share of Adjusted EBITDA (4)	(10,906)	(7,332)	(3,574)
Adjusted EBITDA (Non-GAAP)	$70,592	$155,219	$(84,627)
_______________________________
(1)Includes the following items for the three months ended March 31, 2026 and 2025: (i) depreciation and amortization expense of $50,691 and $25,012, (ii) capitalized contract costs amortization of $1,233 and $1,233 and (iii) amortization of other comprehensive income of $(10,236) and $(1,588), respectively.
(2)Includes the following items for the three months ended March 31, 2026 and 2025: (i) net (loss) income of $(518) and $6,578, (ii) interest expense of $— and $7,648, (iii) depreciation and amortization expense of $— and $2,884, (iv) acquisition and transaction expenses of $— and $201, (v) changes in fair value of non-hedge derivative instruments of $— and $(12,822), (vi) equity method basis adjustments of $— and $10 and (vii) other non-recurring items of $— and $1, respectively.
(3)Includes the following items for the three months ended March 31, 2026: (i) Railroad severance and integration expenses of $1,471 and (ii) unrealized loss on investment of $1,190. Includes the following items for the three months ended March 31, 2025: (i) incidental utility rebillings of $650 and (ii) loss on inventory heel of $385.
(4)Includes the following items for the three months ended March 31, 2026 and 2025: (i) equity-based compensation of $1,772 and $138, (ii) provision for income taxes of $66 and $104, (iii) interest expense of $4,052 and $3,940, (iv) depreciation and amortization expense of $3,331 and $3,069, (v) acquisition and transaction expenses of $15 and $1, (vi) interest and other costs on pension and OPEB liabilities of $— and $(2), (vii) asset impairment charges of $— and $19,

(viii) losses on the modification or extinguishment of debt of $1,489 and $2, (ix) dividends and accretion of redeemable preferred stock of $175 and $— and (x) other non-recurring items of $6 and $61, respectively.
The following tables sets forth a reconciliation of net loss attributable to stockholders, before series B preferred stock dividend and loss on extinguishment of preferred stock to Adjusted EBITDA for our four core segments for the three months ended March 31, 2026:

	Three Months Ended March 31, 2026
(in thousands)	Railroad	Jefferson Terminal	Repauno	Power and Gas	Four Core Segments
Net loss attributable to stockholders, before series B preferred stock dividend and loss on extinguishment of preferred stock	$(25,214)	$(18,872)	$(8,165)	$(5,171)	$(57,422)
Add: Provision for (benefit from) income taxes	3,298	212	—	—	3,510
Add: Equity-based compensation expense	447	7,253	1,592	1,583	10,875
Add: Acquisition and transaction expenses	1,608	—	—	801	2,409
Add: Losses on the modification or extinguishment of debt and capital lease obligations	—	6,429	—	—	6,429
Add: Changes in fair value of non-hedge derivative instruments	906	—	—	(348)	558
Add: Asset impairment charges	—	—	—	—	—
Add: Incentive allocations	—	—	—	—	—
Add: Depreciation and amortization expense (1)	19,487	13,220	2,583	6,140	41,430
Add: Interest expense	1,499	16,235	1,951	23,666	43,351
Add: Pro-rata share of Adjusted EBITDA from unconsolidated entities	—	—	—	—	—
Add: Dividends and accretion of redeemable preferred stock	37,221	—	—	—	37,221
Add: Interest and other costs on pension and OPEB liabilities	(180)	—	—	—	(180)
Add: Other non-recurring items (2)	1,471	—	—	—	1,471
Less: Equity in earnings of unconsolidated entities	—	—	—	—	—
Less: Non-controlling share of Adjusted EBITDA (3)	(310)	(10,040)	(282)	(260)	(10,892)
Adjusted EBITDA (Non-GAAP)	$40,233	$14,437	$(2,321)	$26,411	$78,760
_______________________________
(1)Jefferson Terminal
Includes the following items for the three months ended March 31, 2026: (i) depreciation and amortization expense of $11,987 and (ii) capitalized contract costs amortization of $1,233.
Power and Gas
Includes the following items for the three months ended March 31, 2026: (i) depreciation and amortization expense of $16,376 and (ii) amortization of other comprehensive income of $(10,236).
(2)Railroad
Includes the following items for the three months ended March 31, 2026: Railroad severance and integration expenses of $1,471.
(3)Railroad
Includes the following items for the three months ended March 31, 2026: (i) equity-based compensation expense of $2, (ii) provision for income taxes of $16, (iii) interest expense of $7, (iv) depreciation and amortization expense of $92, (v) acquisition and transaction expenses of $8, (vi) dividends and accretion of redeemable preferred stock of $175, (vii) changes in fair value of non-hedge derivative instruments of $4 and (viii) other non-recurring items of $6.
Jefferson Terminal
Includes the following items for the three months ended March 31, 2026: (i) equity-based compensation expense of $1,679, (ii) provision for income taxes of $49, (iii) interest expense of $3,761, (iv) depreciation and amortization expense of $3,062 and (v) losses on the modification or extinguishment of debt of $1,489.

Repauno
Includes the following items for the three months ended March 31, 2026: (i) equity-based compensation expense of $73, (ii) interest expense of $90 and (iii) depreciation and amortization expense of $119.
Power and Gas
Includes the following items for the three months ended March 31, 2026: (i) equity-based compensation expense of $13, (ii) interest expense of $194, (iii) depreciation and amortization expense of $50, (iv) acquisition and transaction expenses of $7 and (v) changes in fair value of non-hedge derivative instruments of $(4).